UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 29, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 29, 2020, Equillium, Inc. (the “Company”) announced that it had received a Study May Proceed letter from the U.S. Food and Drug Administration (the “FDA”) related to its recently filed investigational new drug application to evaluate itolizumab in hospitalized COVID-19 patients suffering from acute respiratory distress syndrome. The Company announced that it plans to start enrolling patients in its global, Phase 3 clinical trial, named EQUINOX, in the fourth quarter of 2020, and it expects initial clinical data mid-year 2021. The FDA has indicated that the trial, if it meets its primary and key secondary endpoints, may be sufficient to support regulatory filing of a Biologic License Application. A copy of the press release discussing these matters is filed as Exhibit 99.1, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description.
	99.1	Press release, dated October 29, 2020, issued by Equillium, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: October 29, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer

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